Exhibit 10.11(a)

AMENDMENT TO TERMS OF ENGAGEMENT OF SIERRACONSTELLATION PARTNERS LLC

This Amendment (“Amendment”), entered into on May 1, 2020 and effective as of March 27, 2020, is entered into by and between SierraConstellation Partners LLC and MedMen Enterprises Inc. (collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Engagement Letter dated March 9, 2020 (the “Agreement”);

WHEREAS, under the Agreement, Tom Lynch was engaged as the Chief Restructuring Officer, and Timothy Bossidy was engaged as Chief Restructuring Officer Support;

WHEREAS, the Parties desire to amend the Agreement such that Tom Lynch shall act in an additional capacity as Interim Chief Executive Officer and Timothy Bossidy shall act in an additional capacity as Interim Chief Operating Officer;

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Tom Lynch shall be engaged as the Chief Restructuring Officer and Interim Chief Executive Officer.

2.	Timothy Bossidy shall be engaged as Chief Restructuring Officer Support and Interim Chief Operating Officer.

3.	All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

SierraConstellation Partners LLC

By:	/s/ Thomas J. Lynch

Name: Tom Lynch

Title: Senior Managing Director

MedMen Enterprises Inc.

By:	/s/ Benjamin Rose

Name: Benjamin Rose

Title: Executive Chairman